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                                                                    EXHIBIT 23.2

                              [LETTERHEAD OF KPMG]

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Barbeques Galore Limited:

We consent to the use of our audit report dated August 8, 1997 on the consoli-dated financial statements of Barbeques Galore Limited and subsidiaries as of January 31, 1997 and for the seven months then ended included herein and to the reference to our firm under the headings "Unaudited Summary Additional Consoli-dated Financial Data", "Selected Consolidated Financial Data", "Unaudited Selected Additional Consolidated Financial Data" and "Experts" in such Prospec-tus.

/s/ KPMG

October 24, 1997
Sydney, Australia